                                  EXHIBIT 3.1

                               State of Delaware

                        Office of the Secretary of State


                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "UNITED HEALTH MANAGEMENT, INC.", CHANGING ITS NAME FORM UNITED HEALTH MANAGEMENT, INC." TO "UNITED HEALTH PARTNERS, INC." FILED IN THIS OFFICE ON THE SEVENTH DAY OF MARCH, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                              /S/ Edward J. Freel
                              -------------------------------------------
                              Edward J. Freel, Secretary of State


                              AUTHENTICATION:  7856373

                                        DATE:  03-07-96

                          CERTIFICATE OF INCORPORATION
                          ----------- -- -------------

                                       OF

                         UNITED HEALTH MANAGEMENT, INC.

                                  -----------

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST:    The name of the corporation (hereinafter called the
     -----
"corporation") is United Health Management, Inc.

     SECOND:   The address, including street, number, city, and county, of the
     ------
registered office of the corporation in the State of Delaware is 1013 Centre Rd., City of Wilmington 19801, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD:    The nature of the business and the purpose to be conducted and
     -----
promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:  The total number of shares of stock which the corporation shall
     ------

have authority to issue is 21,000,000 of which 20,000,000 shares are designated as common stock, par value $.0001 per share and 1,000,000 shares of blank check preferred stock, par value $.001 per share, none of which has been designated.

     FIFTH:    The name and the mailing address of the incorporator are as
     -----
follows:

     NAME                     MAILING ADDRESS
     ----                     ---------------
     Adam S. Gottbetter       630 Third Avenue
                              New York, NY  10017

     SIXTH:    The corporation is to have perpetual existence.
     -----

     SEVENTH:  Whenever a compromise or arrangement is proposed between this
     -------
corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of (S)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
(S)279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH:   For the management of the business and for the conduct of the
     ------
affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

               1. The management for the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

               2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of (S)109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of (S)141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

               3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of (S)242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH:    The personal liability of the directors of the corporation is
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hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of (S)102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH:    The corporation shall, to the fullest extent permitted by the
     -----
provisions of (S)145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockbrokers or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     ELEVENTH: From time to time any of the provisions of this certificate of
     --------
incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.


Signed on March 6, 1996




                 /s/ Adam S. Gottbetter
                --------------------------------------------------------------
                By:  Adam S. Gottbetter, Incorporator

                               State of Delaware

                        Office of the Secretary of State


                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UNITED HEALTH MANAGEMENT, INC.", CHANGING ITS NAME FORM UNITED HEALTH MANAGEMENT, INC." TO "UNITED HEALTH PARTNERS, INC." FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MARCH, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                              /S/ Edward J. Freel
                              -------------------------------------------
                              Edward J. Freel, Secretary of State


                              AUTHENTICATION:  7882968

                                        DATE:  03-26-96

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                               BEFORE PAYMENT OF
                            ANY PART OF THE CAPITAL
                                       OF

                         UNITED HEALTH MANAGEMENT, INC.

                                  -----------

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is UNITED HEALTH MANAGEMENT, INC.

     2.   The corporation has not received any payment for any of its stock.

     3. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article First:

          "The name of the corporation (hereinafter called the "corporation") is
                         United Health Partners, Inc."

     4. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

Signed on March 26, 1996.

                                    /s/ Adam S. Gottbetter
                                    ------------------------------------------
                                    Adam S. Gottbetter, Sole Incorporator

                               State of Delaware

                        Office of the Secretary of State


                                  -----------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UNITED HEALTH PARTNERS, INC.", CHANGING ITS NAME FROM "UNITED HEALTH PARTNERS, INC." TO "CONTESSA CORPORATION", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 1997, AT 12:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                              /S/ Edward J. Freel
                              -------------------------------------------
                              Edward J. Freel, Secretary of State


                              AUTHENTICATION:    8661525

                                        DATE:    09-22-97

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

                                       OF

                          United Health Partners, Inc.

                                  -----------

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is United Health Partners, Inc.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article First:

          "The name of the corporation (hereinafter called the "Corporation") is CONTESSA CORPORATION."

     3. The certificate of incorporation of the Corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article Fourth:

          "The total number of shares of capital stock which the Corporation shall have authority to issue is 25,000,000 shares of which 20,000,000 shares shall be common stock, par value $.0001 per share and 5,000,000 shares shall be blank check preferred stock, par value $.001 per share, none of which has been designated.

          The preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide by resolution or resolutions duly adopted prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations, and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determining the following:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the term of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of preferred stock;

          (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other Corporation purposes and the terms and provisions relating to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of preferred stock or of any other class; and

          (i) any other powers, preferences and relative, participating, options and other special rights, and any qualifications, limitations and restrictions, thereof.

     The powers, preferences and relative, participating optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative."


     4. The amendments of the certificate of incorporation of the Corporation herein certified were duly adopted, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, by actions without meeting of the Directors on September 16, 1997 and consent of stockholders in lieu of meeting on September 16, 1997.

Signed on September 16, 1997.


                                      /s/ Thomas Knudson
                                     -----------------------------------------
                                     Thomas Knudson, President